Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement on Form S-1 of our report dated May 23, 2024, relating to the consolidated financial statements of CXApp Inc. as of December 31, 2023 and for the period from March 15, 2023 to December 31, 2023, which is contained in that Prospectus. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Philadelphia, Pennsylvania

October 2, 2024